Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-218090 on Form S-3 and No. 333-210832 on Form S-8 of our report dated March 1, 2018, relating to the combined and consolidated financial statements and financial statement schedules of MGM Growth Properties Operating Partnership LP appearing in this Annual Report on Form 10-K of MGM Growth Properties Operating Partnership LP for the year ended December 31, 2017.

/s/ DELOITTE & TOUCHE LLP
Las Vegas, Nevada
March 1, 2018